                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

 FILED BY THE REGISTRANT [X]      FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FLEXIINTERNATIONAL SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                       FLEXIINTERNATIONAL SOFTWARE, INC.
                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 1, 2001

                             ---------------------

To the Stockholders of FlexiInternational Software:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FlexiInternational Software, Inc. (the "Company") will be held on Tuesday, May 1, 2001, at the offices of the Company at 3541 Bonita Bay Boulevard, Suite 200, Bonita Springs, Florida 34134, at 10:00 a.m., eastern time, to consider and act upon the following matters:

          1. To elect one Class I Director to serve for the ensuing three years.

          2. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing the number of shares of Common Stock available for issuance under the 1997 Stock Incentive Plan from 1,875,000 shares to 2,375,000 shares.

          3. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on Monday, March 19, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of the Company's stockholders is open for examination by any stockholder at the executive offices of the Company, Two Enterprise Drive, Shelton, Connecticut 06484 and will be available at the meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JOHN K.P. STONE III, ESQ.
                                          Assistant Secretary

Shelton, Connecticut
April 12, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                       FLEXIINTERNATIONAL SOFTWARE, INC.
                              TWO ENTERPRISE DRIVE
                           SHELTON, CONNECTICUT 06484

                             ---------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 1, 2001

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of FlexiInternational Software, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 1, 2001 and at any adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report to Stockholders for the year ended December 31, 2000 was mailed to stockholders along with these proxy materials on or about April 12, 2001.

     The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission on April 2, 2001. Please address all such requests to the Company, attention of Stefan Bothe, Chief Executive Officer, FlexiInternational Software, Inc., Two Enterprise Drive, Shelton, Connecticut 06484. Exhibits will be provided upon written request, at no charge.

QUORUM REQUIREMENT

     At the close of business on March 19, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 17,674,757 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share.

     Under the Company's Amended and Restated By-laws (the "By-laws"), the holders of a majority of the number of votes represented by shares of Common Stock issued, outstanding, and entitled to vote on any matter shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") and for all other matters being presented to the stockholders for approval at the Annual Meeting.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of February 1, 2001, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group. Unless otherwise specified below, the address each of the below parties is c/o FlexiInternational Software, Inc., Two Enterprise Drive, Shelton, CT 06484.

                                                             NUMBER OF SHARES
                                                             OF COMMON STOCK
                                                               BENEFICIALLY     PERCENTAGE OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED(1)       STOCK OUTSTANDING(2)
------------------------------------                         ----------------   --------------------
Furman Selz SBIC, L.P. and affiliates(3)...................     1,341,771                7.6%
WR Hambrecht & Co., LLC and affiliates(4)..................     2,196,962               12.4
Stefan R. Bothe(5).........................................     1,270,696                7.2
Jennifer V. Cheng(6).......................................       585,750                3.3
Robert A. Degan(7).........................................         7,500                  *
A. David Tory(8)...........................................        86,150                  *
Frank T. Grywalski(9)......................................       216,669                1.2
Kevin F. Nolan(10).........................................        51,072                  *
John E. Jagodnik(11).......................................        31,268                  *
All directors and executive officers as a group
  (7 persons)(12)..........................................     2,249,105               12.5

---------------

  *  Less than 1%

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the knowledge of the Company based upon information provided by such persons, each person listed above has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are currently exercisable (or convertible) within 60 days after February 1, 2001.
 (2) As of February 1, 2001, on which date there were a total of 17,674,757 shares of Common Stock outstanding.
 (3) The beneficial ownership of Furman Selz SBIC, L.P. and its affiliates is as reported on its Schedule 13D/A filed with the Securities and Exchange Commission (the "Commission") on April 12, 2000. Consists of 1,207,680 shares held by Furman Selz SBIC, L.P., 100,000 shares held by James L. Luikart, 34,091 shares held by Terrance Quinn and 200,000 shares held by Brain P. Friedman. As reported in its Schedule 13D/A, Furman Selz SBIC, L.P. shares both voting and investment power with respect to 1,207,680 shares with Furman Selz SBIC, L.P., Furman Selz SBIC Investments, LLC, Furman Selz Investments, LLC, ING Furman Selz Assets Management LLC, ING (U.S.) Financial Holdings Corporation, ING Bank N.V. and ING Group N.V. The address of Furman Selz, SBIC, L.P. as reported in its Schedule 13D/A is 55 East 52nd Street, 37th Floor, New York, New York 10055.
 (4) The beneficial ownership WR Hambrecht & Co., LLC is as reported on its
     Schedule 13G/A filed with the Commission on November 22, 2000 and as reported on William K. Hambrecht's Form 5 filed with the Commission on March 1, 2001. Consists of 1,580,000 shares with respect to which WR Hambrecht & Co., LLC and Mr. Hambrecht, a member of WR Hambrecht & Co., LLC, respectively, share voting and investment power. In addition, this number includes 616,962 shares owned by Mr. Hambrecht. Mr. Hambrecht disclaims beneficial ownership of all shares held by WR Hambrecht & Co., LLC except to the extent of his proportional ownership interest therein. The address for WR Hambrecht & Co., LLC, as reported in its Schedule 13G/A, is 550 15th Street, San Francisco, California 94103.

 (5) Includes 66,668 shares subject to options exercisable within 60 days after February 1, 2001. Excludes 585,750 shares beneficially owned by Jennifer V. Cheng, Mr. Bothe's spouse, with respect to which Mr. Bothe disclaims beneficial ownership.
 (6) Includes 43,500 shares subject to options exercisable within 60 days after February 1, 2001 and 5,000 shares held by Cheng Associates, a limited partnership of which Ms. Cheng is the general partner. Excludes 1,270,696 shares beneficially held by Stefan R. Bothe, Ms. Cheng's spouse, with respect to which Ms. Cheng disclaims beneficial ownership.
 (7) Consists of shares subject to options exercisable within 60 days after February 1, 2001.
 (8) Includes 42,250 shares subject to options exercisable within 60 days after February 1, 2001.
 (9) Includes 106,669 shares subject to options exercisable within 60 days after February 1, 2001.
(10) Consists of 49,372 shares subject to options exercisable within 60 days after February 1, 2001 and 1,700 shares held by Mr. Nolan's spouse.
(11) Consists of 31,268 shares subject to options exercisable within 60 days after February 1, 2001.
(12) Includes an aggregate of 348,227 shares held by such executive officers and directors subject to options exercisable within 60 days after February 1, 2001.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes, with members of each class holding office for staggered three-year terms. In March 2000, the Board of Directors elected Robert A. Degan as a Class II director. Currently there is one Class I director, whose terms expires at this Annual Meeting of Stockholders, two Class II directors, whose terms expire at the 2002 annual meeting of stockholders and one Class II director, whose terms expires at the 2003 annual meeting of stockholders.

     The persons named in the enclosed proxy will vote to elect Stefan R. Bothe as a Class I Director to serve for the ensuing three years, unless authority to vote for Mr. Bothe is withheld by marking the proxy to that effect. Mr. Bothe is currently a Class I director. Mr. Bothe has indicated his willingness to serve, if elected, but should Mr. Bothe be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Bothe will be unable to serve if elected.

DIRECTORS AND NOMINEE

     Set forth below, for each director of the Company (including the one nominee for Class I Director), is each director's respective name, age, positions with the Company, principal occupation, business experience during the past five years, the names of other publicly held corporations of which such person is a director and the year during which each such person first became a director of the Company. Other than Mr. Stefan R. Bothe and Ms. Jennifer V. Cheng, who are husband and wife, there are no family relationships among any of the directors and executive officers of the Company.

  Nominee for Class I Director (Term to expire at 2004 Annual Meeting)

     STEFAN R. BOTHE, age 52, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1993. From November 1991 to February 1993, Mr. Bothe was President and Chief Executive Officer of DSI Group N.V., a Dutch-based international software company. From 1989 to 1991, Mr. Bothe was President and Chief Executive Officer of GEAC Computer Corporation Limited ("GEAC"), a software company. Prior to joining GEAC, Mr. Bothe was President of the Application Products Division of Computer Associates International, Inc. ("Computer Associates"), one of the largest software companies in the industry. While at Computer Associates, Mr. Bothe held numerous senior management positions, including President of the International Division, President of the Micro Products Division and Senior Vice President of Marketing.

  Class II Directors (Terms expire at 2002 Annual Meeting)

     JENNIFER V. CHENG, age 52, has served as a Director of the Company since the Company's inception in 1990. She was also the Company's President from its inception through February 1999. Since June 1999, Ms. Cheng has been President of International Boutiques.com LLC, a start-up Internet retail company. In addition, since 1984, Ms. Cheng has been a General Partner of Cheng Associates, an investment partnership specializing in investments in emerging growth companies, including many technology companies. Prior to forming Cheng Associates, Ms. Cheng served with several major financial organizations, including Morgan Stanley & Co., Inc., as an emerging growth stock analyst, Mutual Life Insurance Company of New York, as Director of Equity Investments, and Donaldson, Lufkin & Jenrette Securities Corporation, as Research Analyst.

     ROBERT A. DEGAN, age 62, has served as a Director of the Company since March 2000. Mr. Degan has been a private investor since January 2000. From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., a worldwide network solutions provider. From January 1997 to October 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., a developer of open platforms for telecommunications providers. From August 1996 to December 1996, Mr. Degan was President, Chief Executive Officer and a director of Tylink Corporation, a supplier of digital access products to users of high speed digital networks. Mr. Degan is also a Director of Gensym Corporation, Overland Data, Inc., and Caminosoft.

  Class III Director (Term expires at 2003 Annual Meeting)

     A. DAVID TORY, age 58, has served as a Director of the Company since September 1997. Since September 1995, Mr. Tory has been an independent consultant. From November 1988 to September 1995, he was President and Chief Executive Officer of The Open Software Foundation, a non-profit consortium of major computer hardware and software companies and user organizations. Mr. Tory is also a Director of ASI Solutions Incorporated.

BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     The Board of Directors met five times and acted on one occasion by unanimous written consent during the fiscal year ended December 31, 2000. Each of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors held during 2000 and at least 75% of the total number of meetings held during such period by all committees on which he or she then served.

     The Company has a standing Audit Committee of the Board of Directors which, among other things, recommends independent auditors, reviews with the independent auditors the Company's internal accounting control policies and procedures and the results and scope of the audit and provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. From January 2000 to February 2000, Mr. Tory was the sole member of the Audit Committee. Since March 2000, the Audit Committee has consisted of Messrs. Tory and Degan. The Audit Committee met one time during the fiscal year ended December 31, 2000.

     The Company has a standing Compensation Committee of the Board of Directors which, among other things, reviews and makes recommendations concerning salaries, bonuses and incentive compensation for employees of, and consultants to, the Company and administers and grants stock options pursuant to the Company's stock option plans. From January 2000 to February 2000, Mr. Tory was the sole member of the Compensation Committee. Since March 2000, the Compensation Committee has consisted of Messrs. Tory and Degan. The Compensation Committee met one time during the fiscal year ended December 31, 2001.

     The Company does not have a standing Nominating Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Tory and Degan, each of whom is a non-employee director. No executive officer of the Company as served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

     Under the Company's 1997 Director Stock Option Plan (the "Director Plan"), each nonemployee director receives an option to purchase 7,500 shares of Common Stock at the close of business on the date when such nonemployee director is initially elected to the Board of Directors, and each continuing nonemployee director receives an option to purchase 5,250 shares of Common Stock on the date of each annual meeting of stockholders after his or her election. The exercise price of all options granted under the Director Plan is the last reported sale price per share of the Common Stock on the OTC Bulletin Board Service on the date of grant. The Director Plan provides that all options are fully vested on the date of grant.

     In addition, effective as of January 1, 2000, members of the Board of Directors who are not employees of the Company are paid a retainer of $12,000 per year, payable in equal quarterly installments. The Company also reimburses nonemployee directors for their out-of-pocket expenses in connection with their attendance at Board of Directors and committee meetings.

     On the date of the Company's 2001 Annual Meeting of Stockholders, Ms. Cheng, Mr. Degan and Mr. Tory will each receive a fully vested and immediately exercisable option to purchase 5,250 shares of Common Stock at an exercise price per share equal to the last reported sale price per share of the Common Stock on the OTC Bulletin Board Service on such meeting date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the total compensation paid or accrued for the three fiscal years ended December 31, 2000, 1999 and 1998 for the Company's
(i) Chief Executive Officer, and (ii) the Company's three other executive officers during the year ended December 31, 2000 who were serving as executive officers of the Company on December 31, 2000 and whose individual total salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                   ANNUAL                 AWARDS
                                                               COMPENSATION(2)     ---------------------
                                                    FISCAL   -------------------   SECURITIES UNDERLYING
          NAME AND PRINCIPAL POSITION(1)             YEAR     SALARY     BONUS          OPTIONS(3)
          ------------------------------            ------   --------   --------   ---------------------
Stefan R. Bothe...................................   2000    $200,000   $240,592          200,000
  Chairman of the Board of Directors and Chief       1999     200,000    175,000               --
  Executive Officer                                  1998     200,000    275,065               --

Frank T. Grywalski(4).............................   2000     190,000     88,333           25,000
  President and Chief Operating Officer              1999     118,141     56,667          375,000

John E. Jagodnik(6)...............................   2000     140,400     13,500           20,000
  Vice President, Product Development

Kevin F. Nolan(5).................................   2000     156,150         --               --
  Vice President, Client Services

---------------

(1) Lists the principal position with the Company as of December 31, 2000.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for the fiscal year.
(3) Represents the number of shares covered by options to purchase shares of the Company's Common Stock granted during the fiscal year listed. The Company did not grant any stock appreciation rights during the years ended December 31, 1998, 1999 and 2000.
(4) Mr. Grywalski joined the Company as an executive officer in May 1999.
(5) Mr. Nolan became an executive officer of the Company in March 2000.
(6) Mr. Jagodnik became an executive officer of the Company in March 2000.

OPTION GRANTS

     The following table sets forth certain information regarding option grants and exercises during the fiscal year ended December 31, 2000 to or by the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                              ----------------------------------------------------------------    ANNUAL RATES OF STOCK
                                                     PERCENT OF TOTAL   EXERCISE                 PRICE APPRECIATION FOR
                              NUMBER OF SECURITIES   OPTIONS GRANTED      PRICE                      OPTION TERM(3)
                               UNDERLYING OPTIONS    TO EMPLOYEES IN       PER      EXPIRATION   -----------------------
NAME                               GRANTED(1)          FISCAL YEAR      SHARE(2)       DATE          5%          10%
----                          --------------------   ----------------   ---------   ----------   ----------   ----------
Stefan R. Bothe.............        200,000                41.1%          $1.06      01/25/10     $133,640     $338,670
Frank T. Grywalski..........         25,000                 5.1            1.06      01/25/10       16,705       42,335
John E. Jagodnik............         10,000                 2.1            1.06      01/25/10        6,082       16,934
John E. Jagodnik............         10,000                 2.1             .69      04/24/10        4,325       10,957
Kevin F. Nolan..............             --                  --              --            --           --           --

---------------

(1) Each option represents a right to purchase shares of the Company's Common Stock. Each option vests in three equal annual installments.
(2) The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

OPTION YEAR END VALUES

     The following table sets forth, for each of the Named Executive Officers, the number of shares acquired upon the exercise of options during the fiscal year ended December 31, 2000, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each such Named Executive Officer on December 31, 2000.

                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                    OPTIONS AT FISCAL                OPTIONS AT
                                   ACQUIRED                       YEAR-END                   FISCAL YEAR-END
                                      ON       VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               --------   --------   -----------   -------------   -----------   -------------
Stefan R. Bothe..................      --          --      66,000         200,000            --              --
Frank T. Grywalski...............      --          --      98,335         301,665            --              --
John E. Jagodnik.................      --          --      26,434          51,566            --              --
Kevin F. Nolan...................      --          --      46,622          38,191            --              --

                              CERTAIN TRANSACTIONS

     In February 1999, the Company entered into a severance agreement with Ms. Cheng in connection with her ceasing to serve as an executive officer of the Company. Under the agreement, the Company made 12 monthly payments to Ms. Cheng totaling $319,652 after Ms. Cheng's termination of employment. In addition, the Company was required to continue to pay Ms. Cheng up to 12 such additional monthly payments in the second year following termination, unless Ms. Cheng secured other employment as provided therein. The Company ceased making payments to Ms. Cheng in February 2001.

     In February 1999, the Company entered into a severance agreement with Mr. Schenck in connection with his ceasing to serve as an executive officer of the Company. Under the agreement, the Company made 12 monthly payments to Mr. Schenck totaling $189,000 after Mr. Schenck's termination of employment. In addition, the Company was required to continue to pay Mr. Schenck up to 12 such additional monthly payments in the second year following termination, unless Mr. Schenck secured other employment as provided therein. The Company ceased making payments to Mr. Schenck in February 2000.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OVERVIEW

     The Company established an Audit Committee in September 1997. The Audit Committee of the Company's Board of Directors is composed of two independent, non-employee members, Messrs. Tory and Degan. From January 2000 through February 2000, the Audit Committee consisted solely of Mr. Tory. From March 2000 to present, the Audit Committee has consisted of Messrs. Tory and Degan. Messrs. Tory and Degan are independent directors, as defined by the rules of the Nasdaq Stock Market. The Audit Committee has not adopted a written charter.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     By the Audit Committee of the Board of Directors of the Company,

                                          A. David Tory
                                          Robert A. Degan

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

     The Company established a Compensation Committee of the Board of Directors in September 1997. From January 2000 through February 2000, the Compensation Committee consisted solely of Mr. Tory. From March 2000 to present, the Compensation Committee has consisted of Messrs. Tory and Degan. The Compensation Committee was responsible for determining salaries and incentive compensation for the fiscal year ended December 31, 2000 for employees of the Company, including its Chief Executive Officer and other executive officers, and for granting options under and administering the Company's stock plans.

     The Company's compensation program is designed to achieve the following objectives:

     - Provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Company's customers and achieve its strategic objectives;

     - Recognize and reward individual performance and responsibility; and

     - Align management's interest with the interests of the stockholders and the success of the Company through long-term equity incentives.

COMPENSATION PROGRAM

     General. The Company's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life and medical insurance and a 401(k) savings plan, which are generally available to all employees of the Company. The Compensation Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the accounting software industry and comparable to those of other companies of similar size and complexity.

     Base Salary. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Salary is determined within this range by the Company's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

     Cash Incentives. Cash incentive compensation is designed to tie compensation to performance by the Company and by the individual. The Compensation Committee considers a number of factors in determining whether incentive awards should be paid, including achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals. The Compensation Committee also considers the achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Compensation Committee relies more on subjective evaluations of performance than on quantitative data or objective criteria.

     Long-Term Incentive Compensation. During the fiscal year ended December 31, 2000, long-term incentives were provided in the form of options under the Company's 1997 Stock Incentive Plan and an offering under its 1997 Employee Stock Purchase Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     1997 Stock Incentive Plan. Stock options are generally granted at an option price equal to the fair market value of the Common Stock on the date of grant. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Compensation Committee evaluates a variety of factors, including:

     - the job level of the executive,

     - option grants awarded by competitors to executives at a comparable job levels,

     - past, current and prospective service rendered by the executive and

     - the current equity holding of the executive.

     During fiscal 2000, the Compensation Committee approved option grants for an aggregate of 245,000 shares of Common Stock to the Named Executive Officers.

     1997 Employee Stock Purchase Plan. The 1997 Employee Stock Purchase Plan is available to virtually all employees, including executive officers, and allows participants to purchase shares at a discount of 15 percent from the fair market value at the beginning or end of the applicable purchase period. During the fiscal year ended December 31, 2000, two offerings were made under this plan with per-share purchase prices of $0.95 and $0.16.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determined the salary for the fiscal year ended December 31, 2000 for the Company's Chief Executive Officer, Mr. Bothe, based on subjective and objective factors, including the Company's operating results for the year. Using these criteria, the Compensation Committee continued Mr. Bothe's base salary for the fiscal year ended December 31, 2000 at its 1999 level of $200,000 and did not award any bonus compensation to Mr. Bothe for such period. The Compensation Committee believes that Mr. Bothe's total compensation for the fiscal year ended December 31, 2000 was appropriate in light of the Company's performance and circumstances in its market place. The Compensation Committee intends to assess Mr. Bothe's compensation from time to time to assure that it appropriately reflects Mr. Bothe's performance and that it remains competitive within the accounting software industry.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to publicly traded corporations for compensation over one million dollars paid to a corporation's chief executive officer and its four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if certain requirements are met. Although the Compensation Committee is considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation, the Compensation Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. The Compensation Committee will, however, continue to monitor the impact of
Section 162(m) on the Company.

     By the Compensation Committee of the Board of Directors,

                                          A. David Tory
                                          Robert A. Degan

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from December 12, 1997, the date on which the Company's stock commenced public trading, through December 31, 2000, with the cumulative total return of (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq National Market and (ii) a self-determined peer group index over the same period. The self-determined Peer Group Index consists of the Company, AXS-ONE Inc. (f/k/a Computron Software, Inc.), Epicor Software Corp., Great Plains Software, Inc., J.D. Edwards & Company, Infinium Software, Inc., PeopleSoft Inc. and Walker Interactive Systems, Inc. This comparison assumes the investment of $100 on December 12, 1997 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                                             FLEXIINTERNATIONAL SOFTWARE,      NASDAQ STOCK MARKET        SELF-DETERMINED PEER
                                                         INC.                   (U.S. COMPANIES)                  GROUP
                                             ----------------------------      -------------------        --------------------
12/31/97                                                140.90                       102.30                      115.00
12/31/98                                                 21.60                       144.10                       89.21
12/31/99                                                  4.50                       262.00                      176.98
12/31/00                                                  0.70                       176.98                       85.35

* The Company has removed Baan Company NV and Platinum Software Corporation from its peer group because each of these companies are no longer doing business. In lieu thereof, the Company added Epicor Software Corp. to its self-determined peer group.

                                  PROPOSAL II

                             APPROVAL OF AMENDMENT
                        TO THE 1997 STOCK INCENTIVE PLAN

     The Board of Directors of the Company believes that the Company's ability to attract, motivate and retain key employees and consultants who are essential to the Company's growth and future success depends, in large part, upon the continued ability of the Company to grant stock options and other stock-based awards under its 1997 Stock Incentive Plan (the "1997 Plan"). Accordingly, on February 8, 2001, the Board of Directors voted, subject to stockholder approval, to adopt an amendment to the 1997 Plan to increase the number of shares of Common Stock authorized for issuance under such plan from 1,875,000 shares to 2,375,000 shares.

     The Board of Directors of the Company believes that the amendment to the 1997 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

  Summary of the 1997 Stock Incentive Plan

     The following is a brief summary of the 1997 Plan. This summary is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which (as proposed to be amended) is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). Copies of the 1997 Plan are also available upon request to the Secretary of the Company.

     On September 27, 1997, the Board of Directors adopted, and on October 24, 1997, the stockholders approved, the 1997 Plan. The 1997 Plan provides for future grant of stock options, restricted and unrestricted stock and other stock-based awards (each, an "Award") to employees, officers and directors of, and consultants or advisers to, the Company. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 1,000,000 shares per calendar year. Currently, a total of 1,875,000 shares of Common Stock may be issued under the 1997 Plan. As of March 1, 2001, there were approximately 52 persons eligible to receive Awards under the 1997 Plan, including the Company's executive officers and non-employee directors. As of December 31, 2001, approximately 622,672 shares were available for further grant under the 1997 Plan. The granting of Awards under the 1997 Plan is discretionary.

     The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, "Awards"). Incentive stock options may only be granted to employees of the Company.

     Incentive Stock Options and Non-Statutory Stock Options. Optionees may receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1997 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any combination of the permitted forms of payment.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1997 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Eligibility to Receive Awards. Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 1997 Plan may not exceed 1,000,000 shares per calendar year.

     The 1997 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions thereof. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board of Directors, and subject to certain limitations, to one or more executive officers of the Company. The Board of Directors has authorized the Compensation Committee to administer the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards, may amend, modify or terminate any outstanding Award and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     In the event of an Acquisition Event (as defined in the 1997 Plan), each option or other Award shall be assumed or an equivalent option or award shall be substituted by the successor corporation. If the successor corporation refuses to assume or substitute any such options or other Awards, then such options or Awards shall become immediately exercisable. In the event any options are assumed or substituted, each such option shall include a provision to the effect that such option or Award shall become immediately exercisable in full if, on or prior to the first anniversary of the Acquisition Event, the optionee terminated his or her employment for Good Reason (as defined in the 1997 Plan), or such optionee's employment is terminated by the Company without Cause (as defined in the 1997 Plan).

     Amendment or Termination. No Award may be made under the 1997 Plan after May 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment is approved by the Company's stockholders.

     Since the adoption of the 1997 Plan, options to purchase 3,750,577 shares of Common Stock were granted under the 1997 Plan at exercise prices ranging from $0.20 per share to $12.625. In addition, the following options to purchase shares of Common Stock have been granted under the 1997 Plan to the following Named Executives Officers:

                                                NO. OF OPTIONS GRANTED       WEIGHTED AVERAGE
NAMED EXECUTIVE OFFICER                          UNDER THE 1997 PLAN     EXERCISE PRICE PER SHARE
-----------------------                         ----------------------   ------------------------
Stefan R. Bothe...............................         200,000                    $1.06
  Chairman of the Board of Directors and Chief
  Executive Officer
Frank T. Grywalski............................         400,000                     0.82
  President and Chief Operating Officer
John E. Jagodnik..............................          78,000                     0.97
  Vice President, Product Development
Kevin F. Nolan................................          84,813                     1.13
  Vice President, Client Services

Other than such grants, no other grants have been made to the Named Executive Officers, Directors who are not executive officers or their respective associates under the 1997 Plan since its adoption. The dollars value of such options may be calculated by multiplying the number of shares subject to options by the difference between the per share exercise price and the fair market value of a share of Common Stock quoted on the OTC Bulletin Board. The number of award recipients and quantity of awards under the 1997 Plan is discretionary and varies from year to year based on a number of factors. Thus, the Company cannot now determine specific awards under the 1997 Plan. However, the Compensation Committee does not expect to grant options to employees and executive officers prior to the Annual Meeting which will, in the aggregate, exceed the number of options then available for grant under the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan. This summary is based on the federal tax laws in effect as of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of any incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may subject a participant to alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

  Non-Statutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes a
Section 83(b) Election. If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the

Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1997 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

     The grant of a stock option under the 1997 Plan generally will have not tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Plan nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of an nonstatutory stock option or Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                  PROPOSAL III

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, at the selection of the Audit Committee, has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ended December 31, 2001. Although stockholder ratification of the Board of Directors' selection of Deloitte & Touche is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Deloitte & Touche. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS IN THE BEST INTEREST OF THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

  Changes in Independent Auditors

     In December 1999, with the approval of the Audit Committee and the concurrence of the Board of Directors, the Company engaged Deloitte & Touche LLP as its independent auditors and dismissed its former independent auditors, PricewaterhouseCoopers LLP, effective as of that date. Prior to the engagement of Deloitte & Touche LLP, PricewaterhouseCoopers LLP had served as the independent auditors of the Company since 1994. Prior to the engagement there were no consultations between Deloitte & Touche LLP and the Company regarding the treatment of accounting, auditing or financial reporting issues. PricewaterhouseCoopers LLP performed audits of the Company's financial statements for the years ended December 31, 1997 and 1998, and issued audit reports dated January 26, 1998 and February 3, 1998, for fiscal year 1997, and dated January 26, 1999, February 26, 1999, and August 11, 1999, for fiscal year 1998, which contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report as reissued on August 11, 1999 for the year ended December 31, 1998 included modifications relating to (i) a restatement with respect to the revenue recognition of certain contracts, and (ii) the existence of substantial doubt about the Company's ability to continue as a going concern. There have been no disagreements between the Company and Price-waterhouseCoopers LLP in connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1997 and 1998, and in the subsequent interim period through December 13, 1999, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in its report on the Company's financial statements for any such periods. PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements.

AUDIT FEES

     The aggregates fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during that fiscal year were $157,540.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for service rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $51,510.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Section 16(a)"), and written representations from such reporting persons, the Company believes that, except as follows, all filings required to be made by reporting persons of the Company were timely filed for the year ended December 31, 2000 in accordance with Section 16(a). On March 23, 2000, Stefan Bothe filed a report on Form 5 that was due to be filed on February 14, 2000. On March 15, 2000, Robert Degan filed a report on Form 3 that was due to be filed on March 13, 2000.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy materials for its 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company in Shelton, Connecticut no later than November 23, 2001.

     Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the 2002 Annual Meeting of Stockholders must have been received by the Company on or before February 6, 2002, in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company's proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which the Company does not receive timely notice.

     In addition, with respect to stockholder nominations of directors, the Company's Bylaws require all stockholder proposals to be timely submitted in advance to the Company at the principal offices of the Company in Shelton, Connecticut. To be timely, the Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Meeting; provided that, if less than 70 days' notice or prior public disclosure of the date of the 2002 Meeting is given or made, the notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

                                          By Order of the Board of Directors,

                                          JOHN K.P. STONE III, ESQ.
                                          Assistant Secretary

April 12, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A

                        FLEXIINTERNATIONAL SOFTWARE, INC

                            1997 STOCK INCENTIVE PLAN

1.       Purpose

The purpose of this 1997 Stock Incentive Plan (the "Plan") of FlexiInternational Software, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of FlexiInternational Software, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration, Delegation

         a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         b. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         c. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

         a. Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,875,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         b. Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         c. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       Stock Options

         a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         c. Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  i. in cash or by check, payable to the order of the Company;

                  ii. except as the Board may otherwise provide in an Option Agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  iii. to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

                  iv. any combination of the above permitted forms of payment.

6.       Restricted Stock

         a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

         b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       General Provisions Applicable to Awards

         a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         c. Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         e.       Acquisition Events

                  i. Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), each outstanding Option or Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, unless the successor corporation refuses to assume or substitute for the Option or Award, in which case (i) the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable, (ii) all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (iii) any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event. If an Option or Award is exercisable in lieu of assumption or substitution in the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option or Award shall be fully exercisable for a period of not less than forty-five (45) days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period.

Each Option or other Award assumed or substituted pursuant to the immediately preceding paragraph shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean any significant diminution in the optionee's title, authority, or responsibilities from and after such Acquisition Event or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event. "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

                  ii. Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       Miscellaneous

         a. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         c. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         d. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         e. Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                           Adopted by the Board of Directors
                                           on September 22, 1997


                                           Approved by the Stockholders
                                           on October 24, 1997

                             AMENDMENT NO. 1 TO THE
                        FLEXIINTERNATIONAL SOFTWARE, INC.
                            1997 STOCK INCENTIVE PLAN

Section 4(a) of the FlexiInternational Software, Inc. 1997 Stock Incentive Plan (the "Plan") is hereby amended, subject to stockholder approval, to increase the number of shares of Common Stock, par value $0.01 per share authorized for issuance under the Plan from 1,875,000 shares to 2,375,000 shares (Subject to adjustment under Section 4(c) of the Plan).

                                           Adopted by the Board of Directors on
                                           February 8, 2001

           PROXY       FLEXIINTERNATIONAL SOFTWARE, INC.       PROXY

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Stefan
R. Bothe and John K. P. Stone III, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of FlexiInternational Software, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 3541 Bonita Bay Boulevard, Suite 200, Bonita Springs, Florida 34143, on Monday, May 1, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
--------------------------------------------------------------------------------

[X]      PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

1. To elect Stefan R. Bothe as a Class I Director:

          [ ] FOR the nominee     [ ] WITHHOLD AUTHORITY to vote for the nominee

2. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing the number of shares of Common Stock available for issuance under the Plan from 1,875,000 shares of Common Stock to 2,375,000 shares of Common Stock.

          [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

3. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year.

          [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN



Date: __________________, 2001



-----------------------------                      -----------------------------
Signature                                          Signature (if held jointly)


NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.